EXHIBIT 99.1

AFC Enterprises Completes Sale Of Cinnabon

Sale Price Adjustment to $21 Million in Cash

ATLANTA, Nov. 4 /PRNewswire-FirstCall/ — AFC Enterprises, Inc. (Nasdaq: AFCE), the franchisor and operator of Popeyes® Chicken & Biscuits and Church’s Chicken™, today announced that the Company has completed the sale of its Cinnabon subsidiary to Focus Brands Inc., an affiliate of Roark Capital Group, for $21 million in cash, subject to customary closing adjustments. On September 8, 2004, the Company originally signed a definitive agreement to sell the brand for $30.25 million in cash. The reduction in the sale price reflects a diminished outlook for the future growth prospects of the brand’s international business, particularly Japan. The sale includes the international franchise rights for Seattle’s Best Coffee in eleven countries, Hawaii and U.S. military bases, which are all of the operations of Seattle’s Best Coffee that AFC retained following the sale of Seattle’s Best Coffee to Starbucks Corporation in July 2003.

AFC expects net proceeds from the sale of its Cinnabon subsidiary, after tax considerations, to be approximately $18 million, which will be used to pay down debt. The cash impact of the reduced price to AFC, on an after tax basis, is approximately $5 million.

“While we are disappointed with the change in the Cinnabon sales price, the announcement about the pending sale of Church’s earlier this week for $390 million now brings net proceeds from both transactions, after tax considerations, to approximately $293 million in cash. The Company will use these funds for the repayment of all or a portion of our long-term debt as well as enhance value to shareholders. AFC is also determined to maximize value by restructuring our portfolio and the corporate center,” stated Frank Belatti, Chairman and CEO of AFC Enterprises.

AFC Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of 4,109 restaurants, bakeries and cafes as of September 5, 2004, prior to the closing of the Cinnabon sale described in this press release, in the United States, Puerto Rico and 38 foreign countries under the brand names Popeyes® Chicken & Biscuits, Church’s Chicken™ and Cinnabon®, and the franchisor of Seattle’s Best Coffee® in Hawaii, on military bases and internationally. AFC’s primary objective is to be the world’s Franchisor of Choice® by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at http://www.afce.com .

Contact Information:
Felise Glantz Kissell
AFC Enterprises, Inc.
(770) 353-3086 or fkissell@afce.com

Seattle’s Best Coffee® is a registered trademark of Seattle’s Best Coffee, LLC.

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are adverse effects of litigation or regulatory actions arising in connection with the restatement of our previously issued financial statements, the pending sale of Church’s and Cinnabon, the loss of franchisees and other business partners, failure of our franchisees, the loss of senior management and the ability to attract and retain additional qualified management personnel, a decline in the number of new units to be opened by franchisees, our ability to address deficiencies and weaknesses in our internal controls, our ability to successfully implement new computer systems, limitations on our business under our credit facility, our ability to enter into new franchise relationships, a decline in our ability to franchise new units, increased costs of our principal food products, labor shortages, or increased labor costs, slowed expansion into new markets, changes in consumer